US BANK Letterhead



							November 4, 2004


Mr. Harold Antonson
US 1 Industries, Inc.
1000 Colfax Street
Gary, IN  46406

Dear Harold:

Please be advised that US Bank NA has agreed to waive the financial covenant default resulting from the Maximum Unsubordinated Indebtedness to EBITDA Ratio of 3 to 1 being exceeded for the period ended June 30, 2004 for US 1 Industries and its various subsidiaries as parties to the Loan Agreement.

The financial covenant waiver is pursuant to Section 7.16 of the Eight Amendment to Loan Agreement dated October 1, 2003; amending a Loan Agreement dated April 18, 2000.

Please use this letter as evidence of US Bank NA's waiver of the covenant default.


							Sincerely,



                                                        /s/ Craig B. Collinson

							Craig B. Collinson
							Senior Vice President